Exhibit 25(b)

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b)(2)

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

95-4655078
(State of incorporation if not a national bank)	(I.R.S. employer identification No.)

1999 Avenue of the Stars – Floor 26
Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

Christopher C. Holly, Esq.

Vice President and Assistant General Counsel

227 West Monroe Street, Suite 2600

Chicago, Illinois 60606

Tel: (312) 267-5063

(Name, address and telephone number of agent for service)

Wells Fargo & Company

(Exact name of obligor as specified in its charter)

Delaware	41-0449260
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)

420 Montgomery Street
San Francisco, CA	94163
(Address of principal executive offices)	(Zip Code)

Subordinated Debt Securities

Junior Subordinated Debt Securities

(Title of the indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the Obligor is an affiliate of the trustee, describe each such affiliation.

None.

No responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16.	List of Exhibits.

List below all exhibits filed as part of this statement of eligibility.

Exhibit 1.	Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 2.	Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 3.	Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

Exhibit 4.	Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 5.	Not Applicable

Exhibit 6.	The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 7.	A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not Applicable

Exhibit 9.	Not Applicable

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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 14th day of June, 2006.

J. P. Morgan Trust Company, National Association

By	/s/ Sharon K. McGrath
Sharon K. McGrath
Vice President

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Exhibit 7

J. P. Morgan Trust Company, National Association

Statement of Condition

31-Mar-06

($000)
Assets
Cash and Due From Banks	22,668
Securities	217,068
Loans and Leases	135,676
Premises and Fixed Assets	6,216
Intangible Assets	342,561
Goodwill	202,094
Other Assets	45,438

Total Assets	971,721

Liabilities
Deposits	81,356
Other Liabilities	45,644

Total Liabilities	127,000

Equity Capital
Common Stock	600
Surplus	701,587
Retained Earnings	142,534

Total Equity Capital	844,721

Total Liabilities and Equity Capital	971,721